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                                                                  EXHIBIT 10.4
                                                                  EXECUTION COPY

                         TECHNICAL COOPERATION AGREEMENT

            AGREEMENT, dated as of 20 April, 1998, by and between SMARTIRE SYSTEMS INC., a British Columbia corporation having a place of business at 13151 Vanier Place, Suite 150, Richmond, British Columbia, Canada V6V 2J1 ("SmarTire"), and TRW INC., a corporation existing under the laws of the State of Ohio, United States of America, acting for and on behalf of its Automotive Electronics Group in the U.S. and having a place of business at 24175 Research Drive, Farmington Hills, Michigan, United States of America 48335-2642 ("TRW").

            WHEREAS SmarTire designs and manufactures tire pressure sensing systems for motor vehicles and possesses certain technology relating to same;

            WHEREAS SmarTire, in a license agreement dated 20 April, 1998, granted TRW an exclusive license to use the SmarTire tire pressure sensing technology in the original equipment market for passenger cars and light, medium, and heavy truck;

            WHEREAS TRW has certain relevant technology relating to automotive electronics, in general, and radio frequency communications systems, in particular;

            WHEREAS TRW will now have a need to develop new tire pressure sensing products for its licensed markets and, further, SmarTire will have a continuing need to develop new tire pressure sensing products for the markets which it has retained; and

            WHEREAS TRW and SmarTire wish to cooperate in future technical development of the tire pressure sensing products for the mutual benefit of both companies;

            NOW, THEREFORE, in view of the foregoing premises and in consideration of the mutual promises and covenants contained in this Agreement, SmarTire and TRW agree as follows:

                                    Article 1
                                   Definitions

            The following words and phrases will have the meanings set forth below where used herein with initial capital letters:

                 1.1 Affiliate: Any corporation, partnership, or other business entity in which SmarTire or TRW owns or controls more than fifty percent (50%) of the


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voting stock or otherwise has more than fifty percent (50%) of the right to control the entity.

                 1.2 Effective Date: The date set forth in the preamble of this Agreement.

                 1.3 Intellectual Property Rights: Patents and applications therefor, utility models and applications therefor, copyrights, trade secrets, and any and all other forms of intellectual property.

                 1.4 Project Statement: As defined in Section 2.3.

                 1.5 Secrecy Agreement: The secrecy agreement between the parties dated as of 6 January, 1998, as amended 18 February 1998.

                 1.6 Shared Intellectual Property: As defined in Section 3.1.

                 1.7 SmarTire Markets: Aftermarket sales of products and components for all vehicles.

                 1.8 TRW Markets: The market for original equipment products and components for passenger car and light, medium, and heavy duty trucks, and for service parts for such products and components.

                 1.9 Other Definitions and Meanings: For purposes of this Agreement, (a) the term "person" includes any natural person, firm, association, partnership, corporation, or other entity and (b) the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole.

                                    Article 2
                              Technical Cooperation

                 2.1 Generally: SmarTire and TRW will cooperate in the development of new tire pressure sensing technology of mutual benefit to both companies. To the extent that the parties conduct individual development work in the area of tire pressure sensing technology, the parties will share the results of such development work pursuant to the terms of this Agreement.

                 2.2 Technology Exchange Meetings: The parties will meet regularly, at least once every calendar quarter, to discuss tire pressure sensing developments at each party. At such meetings the parties will freely exchange technical information, design information, and intellectual property information. The parties will not be obliged to disclose any information, the disclosure of which is


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prohibited by a secrecy agreement with a third party. However, each party will use reasonable efforts to avoid any secrecy obligations which might prohibit such disclosures. The meetings will take place at mutually agreeable locations, and each party will bear its own costs in attending such meetings.

                 2.3 Specific Projects: The parties will from time to time work together in good faith and using reasonable commercial efforts on specific projects, each of which will be identified and outlined in a project statement ("Project Statement"). Each Project Statement will specify at least (a) the goal of the project, (b) the tasks to be performed by each party, (c) the estimated timetable of such project, (d) the deliverables (if any) that each party is to provide to the other, and (e) the special rules (if any) for sharing of the costs of the project. Each Project Statement will specifically state that it is a Project Statement under this Agreement, will be signed by both parties, and will thereafter be a part of this Agreement. In the absence of special cost sharing rules, each party will bear its own costs in participating in each such project.

                 2.4 Initial Projects: The parties will initially cooperate on the specific projects set forth in Exhibit A hereof.

                 2.5 Work Under Project Statements: The parties will work in good faith to complete the work specified in each Project Statement. However, in no event will a failure by a party to complete a task or deliver a deliverable specified in a Project Statement be considered to be a breach of this Agreement, or give rise to any action for any damages, whether regular, consequential, special, or otherwise, on the part of either party hereto.

                                    Article 3
                                Technology Rights

                 3.1 Shared Intellectual Property: TRW and SmarTire will share, under the terms and subject to the limitations of this Article 3, Intellectual Property Rights which both (a) relate to tire pressure sensing systems or components thereof, and (b) either TRW or SmarTire develops during the term of this Technical Cooperation Agreement ("Shared Intellectual Property").

                 3.2 Excluded Technology: Shared Intellectual Property does not include any technology which a party acquires through purchase from a third party (rather than from internal developments), or subsequent development of such technology acquired by the party. However, the parties will in good faith discuss the terms under which such new technology acquired by one party through purchase and useful in the area of tire pressure sensing systems will be made available to the other party. Further, Shared Intellectual Property does not include technology developed


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and owned by divisions of TRW Inc. other than the Automotive Electronics Group in the U.S.

                 3.3 License from TRW to SmarTire: TRW hereby grants to SmarTire under Shared Intellectual Property owned by TRW a perpetual, worldwide, cost-free, exclusive license to make, have made, use, and sell tire pressure sensing products and components thereof in the SmarTire Markets.

                 3.4 License from SmarTire to TRW: SmarTire hereby grants to TRW under Shared Intellectual Property owned by SmarTire a perpetual, worldwide, cost-free, exclusive license to make, have made, use, and sell tire pressure sensing products and components thereof in the TRW Markets.

                 3.5 Market Overlap: The parties recognize that there could be some minor overlap between the TRW Markets and the SmarTire Markets. For avoidance of doubt, it will not be considered to be a violation of exclusive licenses granted in this Agreement if some aftermarket products sold by SmarTire in aftermarket channels are used by customers as replacements for original equipment products, or if some original equipment products sold by TRW in original equipment channels are used by customers as aftermarket products.

                 3.6 Sublicenses: Each party may grant to its Affiliates sublicenses under the rights granted herein.

                                    Article 4
                         Secrecy and Use of Information

                 4.1 Existing Secrecy Agreement: The obligations of the parties with respect to secrecy and use of information will be governed by the terms of the Secrecy Agreement.

                 4.2 Exceptions: The parties recognize that each party may need to disclose certain of the other party's Proprietary Information, as defined in the Secrecy Agreement, to others as part of the party's permitted activities under this Agreement. Each party may disclose such Know-how to its employees, agents, subcontractors, suppliers, customers, and sublicensees to the extent that each such disclosure is reasonably necessary for purposes of manufacturing, selling, installing, repairing, and/or servicing tire pressure sensing, systems and components hereunder, or procuring goods and services required in connection therewith.


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                                    Article 5
                                    Warranty

                 5.1 By SmarTire: SmarTire warrants that it has the right to enter into this Agreement and that SmarTire's performance of this Agreement will not violate any agreement between SmarTire and any third person.

                 5.2 By TRW: TRW warrants that it has the right to enter into this Agreement and that TRW's performance of this Agreement will not violate any agreement between TRW and any third person.

                                    Article 6
                               Products Liability

                 6.1 Product Defects: SmarTire will have full responsibility for determining that (a) the designs of the products and components made for the SmarTire Markets are suitable for the uses intended by purchasers of such products and components and (b) each product and component made for the SmarTire Markets is manufactured and tested to insure that such product or component is not defective. TRW will have full responsibility for determining that (a) the designs of the products and components made for the TRW Markets are suitable for the uses intended by purchasers of such products and components and (b) each product and component made for the TRW Markets is manufactured and tested to insure that such product or component is not defective. This Section 6.1 will not, however, relieve either party from any responsibility it may have as a supplier to the other party of products and components under a separate purchase agreement for such components.

                 6.2 Indemnification: Subject to the last sentence of Section 6.1, each party will have no recourse against the other party, and will indemnify and hold the other party harmless in respect of any and all expenses, damages, losses, and liabilities that may arise in connection with each party's use of the other party's technology in the manufacture and sale of products and components hereunder. However, if a defect should appear in the documents which relate to one party's design of any product or component and which was provided to the other party hereunder, the one party will use reasonable efforts to correct such defect and to provide the other party with corrected documents, without undue delay and without charge to the other party.

                 6.3 Limitation of Liability: Other provision of this Agreement notwithstanding, under no circumstances will either party be liable to the other for any incidental or consequential damages arising under this Agreement.


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                                    Article 7
                                     Patents

                 7.1 Title: Nothing in this Agreement will be deemed to convey to either party the legal title to any Intellectual Property Right owned by the other party.

                 7.2 Acquisition and Maintenance of Patents: Nothing in this Agreement will be deemed to require either party (a) to file, prosecute, or maintain any patent or (b) to respond to or otherwise defend any action for reexamination or revocation of any patent.

                 7.3 Notice of Infringements By Third Persons: Each party will promptly (a) notify the other party of any conduct by any third person which may constitute infringement of any Intellectual Property Right owned by the other party and licensed herein and (b) make available to such other party any information with respect to such possible infringement as the party may possess or to which the party may have access. TRW will have the right and discretion, but no obligation, to take whatever action it deems desirable in connection with any alleged infringement, of any SmarTire Intellectual Property Right licensed exclusively to TRW herein, by products for use as original equipment in passenger car and light, medium, and heavy duty truck markets. The parties will consult with one another regarding any such TRW actions. SmarTire will give TRW all reasonable assistance in connection with any action. If TRW requests assistance, then SmarTire will advise TRW of the estimated cost of providing the requested assistance. TRW will reimburse SmarTire for reasonable costs incurred by SmarTire in providing such requested assistance.

                 7.4 Infringement Claims By Third Persons: If a third person asserts a claim or institutes a suit or proceeding against one party alleging that any tire pressure sensing product or component made by or for the one party infringes any patent, utility model, or other intellectual property right of a third person, then the other party will at its own expense cooperate with the one party in every reasonable way in the defense of such claim, suit, and/or proceeding.

                                    Article 8
                                     Default

                 8.1 Default: A party will be deemed in default under this Agreement if (a) the party becomes insolvent, bankrupt or any of its assets are seized or placed in trust for the benefit of creditors, or (b) the party breaches any obligation required to be performed by the party under this Agreement and fails to cure such breach within sixty (60) days after receipt of a written notice of breach from the other party or undertaken diligently to cure such breach if more than sixty (60) days is required to effect such cure. However, a party will not be deemed to be in default


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for breach unless the notice of breach described the breach in reasonable detail and indicated that the Agreement would be subject to termination if the breach were not corrected within the aforementioned cure period.

                 8.2 Remedy for Default: If a party is in default as provided in
Section 8.1, the non-defaulting party may (a) terminate this Agreement by giving the defaulting party notice of termination and (b) pursue any other remedy under this Agreement or otherwise available to the non-defaulting party.

                                    Article 9
                                      Delay

                 9.1 Notice: If either party is unable to perform or is delayed in performing any of its respective obligations under this Agreement, then the party who is unable to perform or is delayed in performing will give the other party notice of such inability to perform or delay in performing as soon as reasonably possible under the circumstances, including information regarding the cause or reason for such inability to perform or delay in performing.

                 9.2 Excusable Delay: If either party is prevented from performing or is delayed in performing any of its respective obligations under this Agreement due to any circumstance beyond its reasonable control, but not due to its negligence, (including but not limited to strikes, war, an act of God, a public enemy, interference by any civil or military authority, or inability to secure governmental approval, materials or services or similar cause) and gives notice to the other party, then the time for performance of any such obligation (except the payment of any sum due hereunder) will be extended for a period equal to the number of days during which performance thereof was prevented or delayed and, during such period, such party will not be deemed in default under this Agreement.

                                   Article 10
                              Term and Termination

                10.1 Term: The term of this Agreement will begin on the Effective Date, upon execution of this Agreement by both SmarTire and TRW and, unless terminated early for default under Section 8.2, the Agreement will thereafter continue in full force and effect until the end of its then-current term. The initial term of the Agreement will end on the fifth anniversary of the Effective Date. The Agreement will automatically extend year by year following such fifth anniversary, however, unless one party gives notice hereunder to the other party, at least three months prior to such fifth anniversary or a subsequent anniversary, of non-extension of the Agreement.


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                10.2 Wrapping-up of Projects: Upon the giving of a notice of non-extension under Section 10.1, the parties will consult with one another regarding the manner in which the remaining work in any outstanding Project Statements will be wrapped up.

                10.3 Survival of Rights and Obligations: The licenses to Shared Intellectual Property given under Sections 3.3 through 3.5 will survive termination of this Agreement. In addition, the rights and obligations of the parties under Articles 4, 5, and 6 will survive termination of this Agreement.

                                   Article 11
                                   Assignment

            Neither party may assign or transfer this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other party, except to a successor in interest by amalgamation, merger, consolidation, or the acquisition of substantially all of the assets of the party, and provided such assignee agrees in writing to perform all of the assignor's obligations under this Agreement.

                                   Article 12
                                     Notice

            Any notice or other communication to any party under this Agreement will be in writing and will be deemed to have been duly given, if communicated by facsimile, cable or similar electronic means, at the time receipt thereof has been confirmed by return electronic communication or signal that the message has been clearly received, or if mailed, ten (10) days after mailing, registered mail, postage prepaid, return receipt requested:

            If to TRW:        TRW Automotive Electronics Group in the U.S.
                              24175 Research Drive
                              Farmington Hills, Michigan 48335-2642
                              U.S.A.
                              FAX:  248.442.5290

                              Attention:  General Manager


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            With a copy to:   TRW Automotive Electronics Group
                              1900 Richmond Road
                              Cleveland, Ohio 44124
                              U.S.A.
                              FAX:  216.291.7725

                              Attention:  VP and Assistant General Counsel

            If to SmarTire:   SmarTire Systems Inc.
                              13151 Vanier Place
                              Suite 150
                              Richmond, British Columbia
                              CANADA V6V 2J1
                              FAX:  604.276.2350

                              Attention:  President

provided, however, that if either party will have designated a different address by notice to the other party given as provided above, then to the last address so designated.

                                   Article 13
                                  Miscellaneous

                13.1 Headings: Except for the headings for the Definitions in
Article 1, the headings and titles to the Articles and Sections of this Agreement are inserted for convenience only and will not be deemed a part of this Agreement or affect the construction or interpretation of any provision of this Agreement.

                13.2 Entire Agreement: This Agreement, the Secrecy Agreement, and Exhibit A comprise the entire agreement between TRW and SmarTire and supersede all other agreements, oral or written, heretofore made with respect to the technical cooperation contemplated by the Agreement.

                13.3 Modification: This Agreement may be amended only in writing signed by both parties which specifically refers to the provision of this Agreement to be amended and clearly recites the amendment thereto.

                13.4 Waiver: No waiver of any right or remedy in respect of any occurrence or event on one occasion will be deemed a waiver of such right or remedy in respect of such occurrence or event on any subsequent occasion.


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                13.5 Remedies: Unless otherwise expressly provided in this
Agreement, the rights and remedies set forth in this Agreement are in addition to, and not in limitation of, other rights and remedies under the Agreement, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

                13.6 Governing Law: The validity, construction, interpretation and enforceability of this Agreement will be determined and governed by the laws of the State of Ohio, United States of America.

                13.7 Dispute Resolution: The parties agree to use good faith efforts to resolve any disputes, controversies or differences which may arise between the parties hereto, out of, in relation to or in connection with this Agreement, including disputes regarding default under Section 8.1(b) but not including disputes regarding default under Section 8.1(a), by means of negotiation between the parties. If any such matter is not promptly resolved by such means, such matter will be decided exclusively and with binding effect upon the parties by arbitration under the International Arbitration Rules of conciliation and arbitration of the American Arbitration Association which are in effect at the time of invocation of the arbitration. The arbitration will be conducted by a panel of three arbitrators, one appointed by each party and the third, who will act as chairman of the panel, by the two arbitrators so appointed. The place of the arbitration will be Detroit, Michigan, and the arbitration will be conducted in the English language. The arbitration will be decided according to the law. The panel will issue a written opinion stating the decision of the panel and the legal reasoning of the panel in reaching the decision.

                13.8 Counterparts: This Agreement may be executed in multiple counterparts with equal force and effect in the English language, and each such counterpart will be deemed an original of this Agreement.


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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first shown hereinabove, and this Agreement will be deemed dated as of such date.


TRW INC.                            SMARTIRE SYSTEMS INC.


By:                                       By:
    ------------------------------           -----------------------------------

----------------------------------           -----------------------------------
      (Typed/Printed Name)                           (Typed/Printed Name)

Title:                                    Title:
      ----------------------------              --------------------------------

Exhibit A:  Initial Projects


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                                    Exhibit A
                                Project Statement

      This is Project Statement No. ___ under the Technical Cooperation Agreement between TRW and SmarTire dated as of ___ April 1998.

1.    Project Title

2.    Project Description

3.    Project Goal(s)

4.    Project Activities and Deliverables

5.    Project Schedule

6.    Project Cost


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